Exhibit 99.1

Sensient Technologies Corporation
777 East Wisconsin Avenue
News Release	Milwaukee, WI 53202
www.sensient.com

Contact:	Kim Chase
(414) 347-3706

Sensient® Technologies Corporation Acquires GlobeNatural Color Business

Acquisition Will Bolster Sensient Food Colors’ ‘Seed to Shelf’ Strategy

MILWAUKEE, WI – February 8, 2018 – Sensient Technologies (NYSE: SXT), today announced that it has reached a definitive agreement to acquire the natural color business of GlobeNatural, a leading natural food and ingredient company based in Lima, Peru, owned by the Michell Group.  The transaction is expected to close in the first quarter of 2018.  The new entity will operate as Sensient Natural Colors Peru S.A.C.

GlobeNatural brings more than 25 years of experience in the sourcing, manufacturing, and exporting of natural food ingredients.  The natural colors are used in a wide range of food and beverage applications in every region of the world.

“This acquisition is an important component of our ‘seed to shelf’ initiative in food colors.  Eighty percent of food products launched globally use natural colors and coloring foodstuffs and we anticipate that this market will continue to grow.  We will continue to innovate and expand our natural color supply chain portfolio,” commented Paul Manning, Chairman and Chief Executive Officer of Sensient Technologies.

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This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the pace and nature of new product introductions by the Company and the Company’s customers; the Company's ability to successfully implement its strategy to create sustainable, long-term shareholder value; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts; changes in costs or availability of raw materials, including energy; industry and economic factors related to the Company’s domestic and international business; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors, including increased intensity of competition; the loss of any customers in certain product lines in which our sales are made to a relatively small number of customers; product liability claims or product recalls; the costs of compliance, or failure to comply, with laws and regulations applicable to our industries and markets; changing consumer preferences and changing technologies; and failure to complete and integrate future acquisitions or dispositions. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information regarding these risks can be found in our most recent Annual Report on Form 10-K and subsequent reports that we file with the SEC.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and fragrances.  Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals.  The Company’s customers include major international manufacturers representing most of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

Additional information about the Company’s Food Colors business is available on its website, www.sensientfoodcolors.com

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